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                                                                       Exhibit 4

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement is executed this 30th day of April 2003 by and among Sify Limited, a company incorporated under the laws of India (the "Company"), Venture Tech Solutions Private Limited, a company incorporated under the provision of the Companies Act, 1956 of India ("Venture Tech"), and Venture Tech Asset Limited, a company incorporated under the laws of the British Virgin Islands ("VT BVI"). Capitalized terms used herein without definition shall have the meanings given to them in the Subscription Agreement, dated as of October 7, 2002 (the "Subscription Agreement"), by and between the Company and Venture Tech.

                                    RECITALS

     A. Pursuant to the Subscription Agreement, Venture Tech (i) purchased from the Company, and the Company sold and issued to Venture Tech, 2,034,884 equity shares of the Company on December 16, 2002 and (ii) irrevocably agreed to purchase from the Company, and the Company agreed to sell and issue to Venture Tech, 2,034,883 additional equity shares of the Company (the "Second Tranche Equity Shares") on or prior to April 30, 2003.



     B. In accordance with the Subscription Agreement, Venture Tech desires to assign its right under the Subscription Agreement to purchase a portion of the Second Tranche Equity Shares (which shall be in the form of American Depositary Shares ("ADSs")) to VT BVI (the "Assignment"), and VT BVI desires to accept the Assignment.



     C. In order to obtain the approval of the Government of India (including the Foreign Investment Promotion Board of India (the "FIPB")), the parties desire to postpone the closing (the "Second Tranche Closing") with regard to the sale and issuance of the VT BVI ADSs.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Assignment. Venture Tech hereby assigns to VT BVI rights under the Subscription Agreement to purchase from the Company at the Second Tranche Closing an aggregate of 1,017,441 ADSs (the "VT BVI ADSs") representing 1,017,441 Second Tranche Equity Shares, and VT BVI hereby assumes the obligations of Venture Tech to purchase the VT BVI ADSs at the Second Tranche Closing and agrees to purchase the VT BVI ADSs upon the terms and subject to the conditions set forth in the Subscription Agreement, as amended by this Assignment and Assumption Agreement. In reliance on the representations and warranties and the agreements of VT BVI contained in this Assignment and Assumption Agreement, the Company hereby consents to the assignment of rights by Venture Tech described in this Paragraph 1.

     2. No Novation. This Assignment and Assumption Agreement modifies and amends the obligations of Venture Tech under Section 2.9 of the Subscription Agreement to the extent set forth in Paragraph 1; provided, however, that if this Assignment and Assumption Agreement is terminated pursuant to Paragraph 5, then Venture Tech shall continue to be obligated to purchase the Second Tranche Equity Shares pursuant to the Subscription Agreement. Venture Tech shall cause VT BVI to perform all of its obligations under the Subscription Agreement and this Assignment and Assumption Agreement.

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     3. Rights Under the Share Purchase Agreement. Venture Tech, VT BVI and the
Company agree that, with respect to the VT BVI ADSs, VT BVI shall have all of the rights and privileges, and all of the obligations and liabilities, of Venture Tech under the Subscription Agreement as if VT BVI was a party to the Subscription Agreement. Without limiting the generality of the foregoing, (a) VT BVI shall be deemed to be the beneficiary of (i) each of the representations and warranties of the Company set forth in Article III of the Subscription Agreement and (ii) each of the covenants of the Company set forth in Article VIII of the Subscription Agreement, (b) VT BVI shall be deemed to have made (i) as of the date hereof and as of the Second Tranche Closing, each of the representations and warranties of Venture Tech set forth in Article IV of the Subscription Agreement (including as set forth in Paragraph 4 below) and (ii) each of the covenants of Venture Tech set forth in Article VIII of the Subscription Agreement, (c) the obligation of VT BVI to purchase the VT BVI ADSs at the Second Tranche Closing shall be subject to the fulfillment by the Company or waiver by VT BVI on or before the Second Tranche Closing of each of the conditions set forth in Article V of the Subscription Agreement and (d) the obligations of the Company to sell and issue the VT BVI ADSs at the Second Tranche Closing shall be subject to the fulfillment by VT BVI or waiver by the Company on or before the Second Tranche Closing of each of the conditions set forth in Article VI of the Subscription Agreement.

     4. Additional Representations by Venture Tech and VT BVI. Each of Venture Tech and VT BVI hereby represents and warrants to the Company that Venture Tech is an Affiliate of VT BVI. In addition, without duplication of Paragraph 3 above, VT BVI hereby represents and warrants to the Company as follows:

        a. VT BVI is acquiring the VT BVI ADSs and the underlying Second Tranche Equity Shares for investment for VT BVI's own account and not with the view to, or for resale in connection with, any distribution thereof in the United States, except for transfers to affiliated fund partnerships or following registration thereof under the Securities Act or as otherwise permitted under the Securities Act;

        b. VT BVI understands that, as of the Second Tranche Closing, the issuance of neither the VT BVI ADSs nor the underlying Second Tranche Equity Shares shall have been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein;

        c. VT BVI does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third Person with respect to any of the VT BVI ADSs or the underlying Second Tranche Equity Shares other than pursuant to the Investor Rights Agreement;

        d. VT BVI is a Non-U.S. person and acknowledges that this Assignment and Assumption Agreement is made by the Company in reliance upon VT BVI's representations, warranties and covenants made in this Paragraph 4;

        e. VT BVI has been advised and acknowledges that (i) neither the VT BVI ADSs nor the underlying Second Tranche Equity Shares have been, and when issued will not be, registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country, (ii) in issuing and selling the VT BVI ADSs and the underlying Second Tranche Equity Shares, the Company is relying upon the "safe harbor" provided by Regulation S and/or on Section 4(2) under the Securities Act, (iii) it is condition to the availability of the Regulation S "safe harbor" that neither the VT BVI ADSs nor the underlying Secondary Tranche Equity Shares may be offered or sold in the United States or to a U.S. person until the expiration of a period of one year following the Second Tranche Closing Date and (iv) notwithstanding the foregoing, prior to the expiration of one year after the Second Tranche Closing Date (the "Restricted Period"), neither the VT BVI ADSs nor the underlying Second Tranche Equity Shares may be offered and sold by the holder thereof unless such offer and sale

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is made in compliance with the terms of this Assignment and Assumption Agreement and the Subscription Agreement and either (A) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities
Act or pursuant to an exemption from the registration requirements of the Securities Act or (B) the offer and sale is outside the United States and to other than a U.S. person;

        f. VT BVI will not engage in hedging transactions will regard to the VT BVI ADSs or the underlying Second Tranche Equity Shares unless in compliance with the Securities Act;

        g. VT BVI has not engaged, nor is it aware that any party has engaged, and VT BVI will not engage or cause any third party to engage, in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the VT BVI ADSs or the underlying Second Tranche Equity Shares;

        h. VT BVI (i) is domiciled and has its principal place of business outside the United States, (ii) certifies it is not a U.S. person and is not acquiring the VT BVI ADSs or the underlying Second Tranche Equity Shares for the account or benefit of any U.S. person and (iii) at the time of the Second Tranche Closing, it or persons acting on its behalf in connection therewith will be located outside the United States;

        i. at the time of offering to VT BVI and communication of its order to purchase the VT BVI ADSs and the underlying Second Tranche Equity Shares and at the time of its execution of this Assignment and Assumption Agreement, VT BVI or persons acting on its behalf in connection therewith were located outside the United States;

        j. VT BVI is not a "distributor" (as defined in Regulation S) or "dealer" (as defined in the Securities Act);

        k VT BVI acknowledges that the Company shall make a notation in its stock books and/or instruct the depositary regarding the restrictions or transfer set forth in this Paragraph 4 and shall transfer such shares on the books of the Company only to the extent consistent therewith; and

        l. VT BVI understands and agrees that each certificate held by it representing the VT BVI ADSs or the underlying Second Tranche Equity Shares, or any equity shares usable upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend:


     THIS RESTRICTED DEPOSITARY RECEIPT HAS BEEN ISSUED PURSUANT, AND IS SUBJECT, TO THE TERMS OF THE LETTER AGREEMENT, DATED MAY ___, 2003 (THE "LETTER AGREEMENT"), BY AND BETWEEN THE DEPOSITARY AND SIFY LIMITED (THE "COMPANY"). THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, HAVE BEEN SOLD BY THE COMPANY FOR INVESTMENT AND NOT FOR RESALE AND MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1)(A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT (I.E., PURSUANT TO RULE 144 OR REGULATION S UNDER THE SECURITIES ACT) OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SALE AND (2) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THE DEPOSITARY SHALL NOT AT ANY TIME REGISTER THE TRANSFER OF THIS ADR OR THE ADSs REPRESENTED HEREBY UNLESS IT HAS RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT SUCH SALE IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR A WRITTEN NOTIFICATION FROM THE COMPANY THAT SUCH SALE WAS MADE IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SALE. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 OR REGULATION S UNDER THE SECURITIES ACT FOR RESALE OF THE RESTRICTED ADSs. THE DEPOSITARY SHALL NOT AT

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     ANY TIME CANCEL THIS RESTRICTED ADR OR THE RESTRICTED ADSs EVIDENCED HEREBY
     FOR THE PURPOSE OF WITHDRAWAL OF THE SHARES REPRESENTED BY THE RESTRICTED ADSs EVIDENCED HEREBY UNLESS IT SHALL HAVE RECEIVED A SIGNED WITHDRAWAL CERTIFICATION (AS DEFINED IN THE LETTER AGREEMENT).


     5. Second Tranche Closing; Escrow; Termination of Assignment and Assumption Agreement. The parties agree that the Second Tranche Closing shall occur as soon as reasonably practicable after receipt of approval from the FIPB. In the event that the Second Tranche Closing shall not have occurred by July 31, 2003 (the "Termination Date") for any reason (including as a result of failure to receive approval from the FIPB), this Assignment and Assumption Agreement shall be null and void and Venture Tech shall be obligated to purchase from the Company, and the Company shall be obligated to sell and issue to Venture Tech, the Second Tranche Equity Shares within 7 days after the Termination Date upon the terms and subject to the conditions set forth in the Subscription Agreement.

     6. Investor Rights Agreement. In addition to the conditions to the obligations of the parties set forth in Articles V and VI of the Subscription Agreement, the obligation of VT BVI to purchase the VT BVI ADSs and the underlying Second Tranche Equity Shares and the obligation of the Company to sell and issue the VT BVI ADSs and the underlying Second Tranche Equity shares shall be subject to the condition that the Investors Rights Agreement, dated as of October 7, 2002 (the "Investor Rights Agreement"), by and among Satyam Computer Services Limited, SAIF Investment Company Limited, Venture Tech and the Company shall have been amended to make VT BVI a party thereto (as an affiliate of Venture Tech) with all the rights and obligations of a "Shareholder" within the meaning of such term under the Investor Rights Agreement. Each party agrees to use its reasonable efforts to amend the Investor Rights Agreement in accordance with this Paragraph 6.

     7. Notices. The address of VT BVI for all notices required or permitted to be given pursuant to Section 11.1 of the Subscription Agreement shall be Venture Tech Assets Limited, 15/102 Rochester Row, London FW-1P-1JP, United Kingdom.

     8. Miscellaneous. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the laws of India, without regard to the principles of conflicts of law of any jurisdiction. This Assignment and Assumption Agreement and the rights and obligations of the parties hereunder shall not be assignable by any party without the prior written consent of the other parties hereto. This Assignment and Assumption Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject hereof. Any prior agreements, understandings or representations with respect to the subject matter hereof are superseded hereby and shall have no further force or effect. Except as expressly set forth herein, neither this Assignment and Assumption Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. This Assignment and Assumption Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

                            (Signature page follows)

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     IN WITNESS WHEREOF, the parties have executed this Assignment and
Assumption Agreement as of the date first above written.



                                         SIFY LIMITED


                                         By: /s/ R Ramaraj
                                             ----------------------------------
                                         Name:  R Ramaraj
                                         Title: Managing Director



                                         VENTURE TECH SOLUTIONS PRIVATE LIMITED


                                         By: /s/ N Mal Reddy
                                             ----------------------------------
                                         Name:  N Mal Reddy
                                         Title: Director



                                         VENTURE TECH ASSETS LIMITED


                                         By: /s/ Sandeep Reddy
                                             ----------------------------------
                                         Name:  Sandeep Reddy
                                         Title: Director